SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): July 1, 2004

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                                COST-U-LESS, INC.
             (Exact name of registrant as specified in its charter)

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
        WASHINGTON                           0-24543                    91-1615590
(State or other jurisdiction of      (Commission File Number)       (I.R.S. Employer)
incorporation or organization)                                     Identification  No.)
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                         3633 136th Place SE, Suite 110
                           Bellevue, Washington 98006

               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (425) 945-0213


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Item 7.  Financial Statements and Exhibits.

  (c)   Exhibits.

       Exhibit No.    Description
       -----------    ---------------------------------------------------------
       99.1           Press release of Cost-U-Less, Inc. dated July 1, 2004


Item 12.  Results of Operations and Financial Condition

         The information in this Item 12 and the portion of the exhibit attached hereto relating to the Company's results of operation and financial condition shall not be deemed to be filed for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

         In its July 1, 2004, press release, the Company announced an increase of 15.3% in same store sales (stores open a full 13 months), for the fiscal quarter ended June 27, 2004. Total sales for the fiscal quarter ended June 27, 2004, increased 21.0% to $50.8 million, compared to $42.0 million for the same period a year ago.

         A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          Cost-U-Less, Inc.
July 6, 2004

                                          By:  /s/ J. Jeffrey Meder
                                               ---------------------------------
                                               J. Jeffrey Meder, President



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                                  EXHIBIT INDEX


       Exhibit No.    Description
       -----------    ----------------------------------------------------------
       99.1           Press release of Cost-U-Less, Inc. dated July 1, 2004





















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